Exhibit 99.4

Exhibit 99.4

SP Bancorp

Incorporated

(Proposed Holding Company for SharePlus Federal Bank)

Proposed Ticker: SPBC

Jeffrey Weaver – President and Chief Executive Officer

Suzanne Salls – Senior Vice President and Chief Financial Officer

Safe Harbor Statement

This presentation may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of those safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. For a discussion of these risks, please refer to our prospectus dated August 12, 2010, as supplemented by our prospectus supplement dated September 27, 2010, each on file with the U.S. Securities and Exchange Commission (the “SEC”).

Furthermore, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

You are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this presentation. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

SP Bancorp, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents SP Bancorp, Inc. has filed with the SEC for more complete information about SP Bancorp, Inc. and this offering.

You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Sandler O’Neill & Partners, L.P. at (972) 407-3641 or (800) 387-1024.

SP Bancorp

Offering Details

ISSUER:

SP Bancorp, Inc. (parent of SharePlus Federal Bank)

PRICE PER SHARE:

$10.00 (fixed price)

SHARES OFFERED:

1,275,000 (minimum) to 1,983,750 (super-max)

GROSS PROCEEDS:

$12.75 million (minimum) to

$19.84 million (super-max)

PROPOSED SYMBOL:

SPBC

CONVERSION AGENT:

Sandler O’Neill + Partners, L.P.

EXPECTED PRICING:

Mid/Late October 2010

REASONS FOR CONVERSION:

Increase capital to support future growth

Increase flexibility to expand operations

Provide better capital management alternatives (including dividends and share repurchases)

To attract and retain qualified personnel through stock-based benefit plans

SP Bancorp

Capitalization and Pro Forma Data

(Dollars in thousands, except per share amounts)	SP Bancorp, Inc. Pro Forma Based Upon the Sale in Offering at $10.00 Per Share of			
	1,275,000 Shares	1,500,000 Shares	1,725,000 Shares	1,983,750 Shares
Historical equity[1]	$ 17,007	$ 17,007	$ 17,007	$ 17,007
Estimated net proceeds	11,489	13,708	15,927	18,479
Less:				
Common stock acquired by ESOP	(1,020)	(1,200)	(1,380)	(1,587)
Common stock awarded under stock-based benefit plans	(510)	(600)	(690)	(794)
Pro forma stockholders' equity	$ 26,966	$ 28,915	$ 30,864	$ 33,105
Offering price as percentage of pro forma stockholders' equity per share	47.28%	51.87%	55.90%	59.92%
Total stockholder equity as percentage of total assets	11.37%	12.09%	12.80%	13.61%

(1) Financial data as of March 31, 2010

Note: Historical capitalization of SharePlus Federal Bank at March 31, 2010 and Pro Forma consolidated capitalization of SP Bancorp, Inc. after giving effect to conversion and offering, based upon assumptions set forth in the "Capitalization" and "Pro Forma Data" sections of the prospectus

4

SP Bancorp

Corporate Overview

Originally chartered in 1958 as a credit union serving the employees and family members of Frito-Lay Inc.

Grew to serve employees and family members of:

YUM! Brands Pizza Hut

A&W Restaurants Taco Bell

KFC Corporation Other PepsiCo divisions

Long John Silvers Other companies

Converted to a federal savings bank in 2004

8 Branch Offices

As of June 30, 2010:

Total Assets $222 million

Total Net Loans $165 million

Total Deposits $186 million

59 FTEs (at March 31, 2010)

Executive offices located in Plano, Texas

SP Bancorp

Geographic Overview

Dallas Area Locations

Plano ranked high for liveability and wealth

Plano is home to some of the largest/most recognized corporations

DFW Metroplex is growing in terms of population and household income above the state and national rate

Dallas TEXAS CALIFORNIA KENTUCKY

Texas economy has been more stable than the nation as a whole

Focused in Irvine Located in Louisville

Population and household income above the state and national rates Largest city in Kentucky

Home to several universities and corporations Home to University of Louisville and many major corporations

SP Bancorp

Business Strategy

To continue to provide the highest quality customer service and offerings to our existing customers at all of our branch locations and…

To continue to increase our commercial and residential real estate lending in our Texas market area

We intend to accomplish by:

Continuing to diversify our loan portfolio

Continuing conservative underwriting guidelines

Emphasizing lower-cost core deposits

Managing interest-rate risk by emphasizing adjustable-rate loans

Increasing our sources of non-interest income

Utilize our current branch network to implement a controlled growth strategy and reduce non-interest expense as a percentage of net income

SP Bancorp

Management Team

Executive Title Years with SharePlus Years of Financial Services Experience

Jeffrey Weaver President & Chief Executive Officer 5 30 +

Suzanne C. Salls Senior Vice President & Chief Financial Officer 5 25 +

Jerry Sanders Senior Vice President - Commercial Lending 1 30 +

Gaye Rowland Senior Vice President - Retail Lending 3 30 +

Board of Directors

One inside and eight independent directors

Strong ties to communities and bank

Independent Chairman and Vice Chairman

Paul Zmigrosky – Chairman of the Board

Richard Holland – Vice Chairman of the Board

Jeffrey Weaver – President and CEO

Carl W. Forsythe

Jeffrey Williams

David Rader

P. Stan Keith

Christopher Cozby

David Stephens

SP Bancorp

Historical Financial Performance

Assets

$250-

$225-

$200-

$175-

$150-

$125-

$100-

2007

2008

2009

6/30/10

Loans, Net

$180-

$170-

$160-

$150-

$140-

$130-

$120-

$110-

$100-

2007

2008

2009

6/30/10

Deposits

$200-

$180-

$160-

$140-

$120-

$100-

2007

2008

2009

6/30/10

Net Interest Income

$8.00-

$6.00-

$4.00-

$2.00-

$0.00

2007

2008

2009

2009

2010

6 Mo. Ended June 30

Net Interest Margin

4.50% -

4.00% -

3.50% -

3.00% -

2.50%

2007

2008

2009

6 Mo. Ended 6/30/10

Note: Dollar values in millions

Source: Prospectus dated August 12, 2010

SP Bancorp

Loan Portfolio Composition

1-4 Family

Home equity

Commercial RE

Automobile

Signature

Commercial

Other

$1,891

$1,109

$8,901

$1,509

$23,358

$8,815

$123,075

Weighted Average Rate: 6.00%¹

(1) For the three months ended March 31, 2010

Note: Financial data as of March 31, 2010; dollar values in thousands Source: Prospectus dated August 12, 2010

SP Bancorp

Asset Quality Trends

Non-performing assets to total assets

Non-performing loans to total loans

Allowance for loan losses to non-performing loans

Allowance for loan losses to total loans

Three Months Ended

3/31/10

2.75%

3.71%

31.89%

1.18%

Fiscal Year Ended December 31,

2009

1.65%

1.99%

27.42%

0.55%

2008

0.77%

0.89%

32.65%

0.29%

2007

2.17%

2.26%

12.25%

0.28%

Source: Prospectus dated August 12, 2010

SP Bancorp

Deposit Composition

Noninterest bearing demand Interest-bearing demand Money market Savings Certificates of deposit

$4,760

$50,737

$58,032

$32,281

$32,404

Weighted Average Rate: 1.01%¹

(1) For the three months ended March 31, 2010

Note: Financial data as of March 31, 2010; dollar values in thousands

Source: Prospectus dated August 12, 2010

SP Bancorp

Investment Securities Portfolio

Agencies Municipal securities

Collateralized mortgage obligations Mortgage-backed securities

$2,495 $1,409

$7,782 $1,595

Weighted Average Rate: 3.89%¹

(1) For the three months ended March 31, 2010

Note: Financial data as of March 31, 2010; dollar values in thousands

Source: Prospectus dated August 12, 2010

SP Bancorp

Summary

Community bank growing in attractive geographic areas

Experienced management and a board of directors with local ties

Growth as transition continues to traditional community bank

Good credit quality measures compared to nationwide peers

Currently well capitalized; new capital will assist in supporting future growth

SP Bancorp

For More Information / Materials

Timing:

Through 4:00 PM Dallas time on Thursday, October 14th, 2010

unless further extended to October 31st, 2010

Information / Stock Order Forms

Assistance:

Address:

Phone:

Hours:

Conversion Center

SharePlus Federal Bank 5224 West Plano Parkway Plano, Texas 75093

(972) 407-3641

(800) 387-1024

Monday - Friday

10:00 AM - 4:00 PM Dallas time

SP Bancorp